Exhibit 99.1

Contact:	Randall J. Larson, President/CFO Frederick W. Boutin, Senior Vice President/Treasurer 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. TO PRESENT AT
UBS INVESTMENT BANK MLP CONFERENCE
IN LAS VEGAS

Wednesday, September 19, 2007	Immediate Release

Denver, Colorado— TransMontaigne Partners L.P. (NYSE: TLP) today announced that on September 20, 2007, management will participate in the UBS Investment Bank MLP Conference being held in Las Vegas, Nevada.  A copy of the presentation will be available beginning on Thursday, September 20, 2007, on TransMontaigne Partners’ website:  www.transmontaignepartners.com.

TransMontaigne Partners L.P. is a refined petroleum products terminaling and transportation company with operations along the Gulf Coast, in Brownsville, Texas, along the Mississippi and Ohio Rivers and in the Midwest.   We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  We handle light refined products, heavy refined products, crude oil, chemicals and fertilizers on behalf of our customers.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on the Partnership’s website:   www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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